UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – AUGUST 10, 2009

CONO ITALIANO, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51388	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

10 Main Street
Keyport, NJ  07735
(Address of principal executive offices)

908-675-6360
(Registrant's telephone number, including area code)

Tiger Renewable Energy Ltd.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

Name Change

Effective as of August 10, 2009, the Company has amended the First Article of the Company’s Certificate of Incorporation by changing the Company’s name from “Tiger Renewable Energy Ltd.” to “Cono Italiano, Inc.” (such change, the “Name Change”).

In connection with the Name Change, effective August 10, 2009, the Company’s trading symbol on the over the counter bulletin board has been changed to CNOZ.

Reverse Stock Split

As of August 10, 2009, the Company has conducted a one for sixty reverse stock split (the “Reverse Stock Split”).  Effective as of today, all of the existing outstanding common stock of the Company have been consolidated such that existing stockholders will hold one share of post-split common stock for every sixty shares owned prior to the reverse stock split. All fractional shares resulting from the reverse stock split have been rounded up to the next whole share.

The Name Change and the Reverse Stock Split were approved by the written consent of the holders of a majority of the Company’s outstanding shares of common stock, and were previously disclosed in an information statement sent to the Company’s stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONO ITALIANO, INC.

Date: August 10, 2009	By:	/s/ Mitchell Brown
Name: Mitchell Brown
Title: Chief Executive Officer